EXHIBIT 10.3

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                       SECOND SUPPLEMENTAL LEASE AGREEMENT

                                     BETWEEN

                     THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                               CITY OF MONTGOMERY

                                       AND

                                   KINPAK INC.

                 -----------------------------------------------

                                   RELATING TO
                                   $3,500,000
                     THE INDUSTRIAL DEVELOPMENT BOARD OF THE
                               CITY OF MONTGOMERY
                      INDUSTRIAL DEVELOPMENT REVENUE BONDS
                        (KINPAK INC. PROJECT) SERIES 2002

                 -----------------------------------------------

                                      DATED

                                      AS OF

                                  JULY 1, 2002

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                             ROY S. GOLDFINGER, P.C.
                               MONTGOMERY, ALABAMA
                                  BOND COUNSEL

THIS INSTRUMENT AMENDS AND SUPPLEMENTS THAT CERTAIN RESTATED LEASE AGREEMENT, DATED AS OF DECEMBER 1, 1996 AND RECORDED IN THE OFFICE OF THE JUDGE OF PROBATE OF MONTGOMERY COUNTY, ALABAMA, IN RLPY BOOK 1718, PAGE 621, AS HERETOFORE AMENDED AND SUPPLEMENTED BY A FIRST SUPPLEMENTAL LEASE AGREEMENT DATED AS OF MARCH 1, 1997 AND RECORDED IN SAID PROBATE OFFICE IN RLPY BOOK 1735, PAGE 209, BOTH BETWEEN THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY AS LESSOR AND KINPAK INC. AS LESSEE.

                       SECOND SUPPLEMENTAL LEASE AGREEMENT
                                     BETWEEN
                        THE INDUSTRIAL DEVELOPMENT BOARD
                            OF THE CITY OF MONTGOMERY
                                       AND
                                   KINPAK INC.

                                      INDEX
                                                                           Page
                                                                           ----
PARTIES....................................................................  1
RECITALS...................................................................  1

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1  Definitions...................................................  2
Section 1.2  Interpretation................................................ 10
Section 1.3  Captions and Headings......................................... 10

                                   ARTICLE II
                          REPRESENTATIONS AND COVENANTS

Section 2.1  Representations by the Issuer................................. 11
Section 2.2  Representations and Covenants by the Company - General........ 11
Section 2.3  Representations and Covenants by the Company - Tax-Related.... 12
Section 2.4  Actions under Section 144(a)(4) of the Code................... 14
Section 2.5  Depreciation Method........................................... 16

                                   ARTICLE III
                                LEASE PROVISIONS

Section 3.1  Reaffirmation of Demise....................................... 17
Section 3.2  Lease Term.................................................... 17
Section 3.3  Rentals....................................................... 17
Section 3.4  Obligations of Company Unconditional.......................... 18
Section 3.5  Assignment of Second Supplemental Lease and Revenues;
                      Mortgaging of Project................................ 19
Section 3.6  Prepayment of Rent; Redemption of Bonds....................... 19
Section 3.7  Continued Applicability of Certain Provisions of
                      Original Lease....................................... 19

                                   ARTICLE IV
                     PROVISIONS RESPECTING THE 2002 PROJECT

Section 4.1  Agreement to Complete 2002 Project............................ 21
Section 4.2  Issuance of Bonds; Application of Bond Proceeds;
                      Other Incentives..................................... 21
Section 4.3  Completion of the 2002 Project................................ 22

                                    ARTICLE V
                       ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.1  Obligations With Respect to Disclosure........................ 24
Section 5.2  Company Not to Adversely Affect Exclusion from
                      Gross Income......................................... 24
Section 5.3  Covenants under Other Company Documents....................... 24
Section 5.4  Rebate Fund Calculations and Payments......................... 24
Section 5.5  Investment of Fund Moneys..................................... 25
Section 5.6  Letter of Credit; Alternate Credit Facility................... 25

                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

Section 6.1  Events of Default............................................. 29
Section 6.2  Remedies on Default........................................... 29
Section 6.3  No Remedy Exclusive........................................... 30
Section 6.4  Agreement to Pay Attorneys' Fees and Expenses................. 30
Section 6.5  No Additional Waiver Implied by One Waiver.................... 30
Section 6.6  Remedies Subject to Applicable Law............................ 30

                                   ARTICLE VII
                                  MISCELLANEOUS

Section 7.1  Effect of Second Supplemental Lease........................... 32
Section 7.2  Execution Counterparts........................................ 32
Section 7.3  Binding Effect................................................ 32
Section 7.4  Severability.................................................. 32
Section 7.5  Amendments.................................................... 32
Section 7.6  Notices....................................................... 32
Section 7.7  Governing Law................................................. 33
Section 7.8  No Interest in Certain Moneys................................. 33

SIGNATURES................................................................. 34
ACKNOWLEDGMENTS............................................................ 35
CONSENT OF TRUSTEE......................................................... 36
CONSENT OF BANK............................................................ 37

EXHIBIT A - Description of Realty

STATE OF ALABAMA

MONTGOMERY COUNTY

                       SECOND SUPPLEMENTAL LEASE AGREEMENT


         THIS SECOND SUPPLEMENTAL LEASE AGREEMENT made and entered into as of July 1, 2002 (this "Second Supplemental Lease") between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY (the "Issuer"), a public corporation organized under the laws of the State of Alabama (the "State"), and KINPAK INC., an Alabama corporation, its successors and assigns (the "Company"), under the circumstances summarized in the following recitals (the capitalized terms not defined in the recitals being used therein as defined in Article I hereof or, if not otherwise defined herein, in the Existing Lease hereinafter mentioned, which definitions are hereby incorporated by reference herein):

         A. The Issuer has been heretofore organized under and is authorized by the Act to acquire, enlarge, improve, expand, own, lease, and dispose of properties to the end that the Issuer may be able to promote industry and develop trade by inducing manufacturing, industrial, commercial and research enterprises to locate in the State, or to enlarge and expand existing enterprises, or both, and further the use of the agricultural products and natural resources of the State.

         B. Pursuant to and in furtherance of the public purposes expressed in the Act, the Issuer heretofore on October 17, 1979 issued its revenue bonds (all of which have been paid in full as of the date hereof) and applied the proceeds thereof to pay costs of a "project", within the meaning of the Act, consisting of the acquisition, construction and equipping of certain manufacturing facilities (the "Initial Facilities") which the Issuer leased to Kinark Corporation, a Delaware corporation ("Kinark"), pursuant to a lease agreement dated as of December 1, 1979 and recorded in the office of the Judge of Probate of the County (the "Probate Office") in RLPY Book 461, Page 566.

         C. The Company succeeded to the position of Kinark as lessee of the Initial Facilities pursuant to two successive Assignments and Assumptions of Lease, the first dated as of February 27, 1996 among the Issuer, Kinark and Bio-Chem and recorded in the Probate Office in RLPY Book 1639, Page 276, the second dated as of December 1, 1996 among the Issuer, Bio-Chem and the Company and recorded in the Probate Office in RLPY Book 1718, Page 613.

         D. At the request of the Company, the Issuer heretofore on December 20, 1996 issued certain revenue bonds on a Taxable basis (the "1996 Bonds") and applied the proceeds thereof to pay costs of an additional "project", within the meaning of the Act, consisting of the renovation and improvement of the Initial Facilities and the acquisition, construction and equipping of an expansion thereto (the "1996 Project"). In connection with the issuance of the 1996 Bonds, the Issuer and the Company entered into the Restated Lease Agreement dated as of December 1, 1996, described on the cover page hereof (the "Original Lease"). The Initial Facilities, as improved and expanded by the 1996 Project, constitute the "Existing Facilities".

         E. On March 3, 1997, the Issuer issued the 1997 Bonds on a non-Taxable basis to refund all the 1996 Bonds, in connection with which the Issuer and the Company entered into the First Supplemental Lease Agreement dated as of March 1, 1997, described on the cover page hereof (the "First Supplemental Lease"). The Original Lease, as amended and supplemented by the First Supplemental Lease, is herein referred to as the "Existing Lease".

         F. In May 2000, the Company proposed to the Issuer the undertaking of the 2002 Project, constituting yet another "project" within the meaning of the Act. In support of such proposal, the Issuer adopted the Inducement Resolution and the Bond Resolution and is now prepared to proceed with the issuance of the Bonds pursuant to the Indenture and to apply the proceeds thereof to pay or reimburse a portion of the Project Costs. In connection with the foregoing, it is both necessary and desirable that the parties further amend and supplement the Existing Lease by entering into this Second Supplemental Lease.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter contained, the parties to this Second Supplemental Lease hereby formally covenant, agree and bind themselves as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         Section 1.1 Definitions. In addition to the words and terms elsewhere defined in this Second Supplemental Lease or the Existing Lease, or by reference to the Indenture or other document, unless the context or use clearly indicates another meaning or intent:

         "Abatement Agreement" means the Inducement and Abatement Agreement dated as of September 28, 2000 between the Issuer and the Company.

         "Act" means Article 4, Chapter 54, Title 11 of the Code of Alabama of 1975, as amended.

         "Act of Bankruptcy" shall mean the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the

Company or by the Issuer, as debtor, under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect.

         "Affiliate" means, as to any Person, any other Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, that Person.

         "Alternate Credit Facility" means an irrevocable letter of credit, a surety bond, an insurance policy or other credit facility delivered to the Trustee pursuant to Section 5.6(f) of this Second Supplemental Lease.

         "Bank" means Regions Bank, Montgomery, Alabama, and its successors and assigns, as issuer of the Initial Letter of Credit, until such time, if any, as a Substitute Letter of Credit or Alternate Credit Facility shall become effective pursuant to Section 5.6 hereof, and thereafter "Bank" shall mean the issuer or provider of such Substitute Letter of Credit or Alternate Credit Facility.

         "Basic Rent" means that portion of the Rentals payable hereunder in the amounts and at the times sufficient, giving effect to any credit herein provided for, to pay Debt Service on or Purchase Price of the Bonds.

         "Bio-Chem" means Ocean Bio-Chem, Inc., a Florida corporation, its successors and assigns, of which the Company is a wholly-owned subsidiary.

         "Bond" or "Bonds" means the $3,500,000 Industrial Development Revenue Bonds (KINPAK INC. Project) Series 2002 of the Issuer to be issued under the Indenture.

         "Bond Counsel" means Roy S. Goldfinger, P.C., Montgomery, Alabama, or any other attorney or firm of attorneys nationally recognized on the subject of municipal bonds and acceptable to the Trustee.

         "Bond Fund" means the Bond Fund created in the Indenture.

         "Bond Payment Date" means each date (including any date fixed for redemption of Bonds) on which Debt Service is payable.

         "Bond Purchase Agreement" means the Bond Purchase Agreement dated July 22, 2002 among the Company, the Issuer and the Underwriter relating to the Bonds.

         "Bond Purchase Fund" means the Bond Purchase Fund created in the Indenture.

         "Bond Resolution" means the resolution adopted by the Board of Directors of the Issuer on July 11, 2002 authorizing the issuance of the Bonds and the execution and delivery of the Issuer Documents and related documents.

         "Bond Year" means, during the period the Bonds remain outstanding, the annual period currently provided for the computation of Excess Earnings under
Section 148(f) of the Code (except that the first and last Bond Years may be less than 12 months long).

         "Building" means, collectively, all structures and improvements now existing or hereafter expanded, constructed, reconstructed or made on the Realty, as they may at any time exist.

         "Business Day" means any day other than (i) a Saturday or Sunday; (ii) a day on which banking institutions are required or authorized to remain closed in (A) the city in which the principal office of the Trustee is located, (B) the city in which the principal office of the Remarketing Agent is located, (C) the city in which the office of the Bank where drawings under the Letter of Credit are to be made is located; or (iii) a day on which the payment system of the Federal Reserve System is not operational.

         "City" means the City of Montgomery, Alabama.

         "Code" means the Internal Revenue Code of 1986, as amended. References to the Code and Sections thereof include relevant applicable temporary, proposed or final regulations thereunder and under any predecessor provisions of the Internal Revenue Code of 1954, as amended.

         "Company Documents" means, individually or collectively, as the context may require, each or all of this Second Supplemental Lease, the Bond Purchase Agreement, the Credit Agreement, the Remarketing Agreement, the Mortgage, the Security Agreement and such other documents as the Company may enter into in order to consummate the transactions contemplated hereby and thereby.

         "Completion Date" means the date of completion of the 2002 Project to be established by the Company in accordance with Section 4.3(b) hereof.

         "Computation Date" means the last day of each fifth Bond Year and the date on which the final payment in full of all the Bonds is made.

         "County" means Montgomery County, Alabama.

         "Construction Fund" means the Construction Fund created in the Indenture.

         "Credit Agreement" means the Credit Agreement of even date herewith among the Company, Bio-Chem, the Subsidiaries and the Bank, as issuer of the Initial Letter of Credit, as the same may hereafter be amended or supplemented; or any comparable agreement relating to a Substitute Letter of Credit or Alternate Credit Facility.

         "DTC" means The Depository Trust Company, New York, New York.

         "Debt Service" means, for any period or payable at any time, the principal, interest and any premium due on the Bonds for that period or payable at that time.

         "Determination of Taxability" means, with respect to the Bonds, a determination that interest on any Bond is Taxable because of (i) the receipt by the Issuer, any Holder or any member of an "affiliated group", as that term is defined in Section 1504 of the Code, to which a Holder also belongs, of a "30-day letter", within the meaning of Treasury Regulations Section 601.105(d)(1)(iv), proposing a determination to that effect; or (ii) receipt by the Trustee or any Holder of a written opinion of Bond Counsel that there is substantial likelihood that such interest is Taxable; subject, however, in all such cases to the right on the part of the Company set forth in the Indenture to contest the same.

         "Equipment" means any item of equipment, fixtures and tangible personal property located in or on the Building or the Realty, and any item of equipment, fixtures or tangible personal property acquired in substitution therefor or as a renewal or replacement thereof pursuant to the provisions of the Lease Agreement.

         "Event of Default" means an Event of Default specified and defined in
Section 6.1 hereof.

         "Excess Earnings" means, with respect to the proceeds of the Bonds, as of each Computation Date, an amount equal to the sum of (a) plus (b) where:

               (a) is the excess of

                      (i) the aggregate amount earned from the Issue Date on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to excess earnings described in this clause (a)), taking into account any gain or loss on the disposition of nonpurpose investments, over

                      (ii) the amount that would have been earned if such
               nonpurpose investments (other than amounts attributable to an excess described in this clause (a)) had been invested at a rate equal to the yield on the Bonds; and

               (b) is any income attributable to the excess described in clause
         (a), taking into account any gain or loss on the disposition of nonpurpose investments.

The sum of (a) plus (b) shall be determined in accordance with Sections 148(f)(2) and 148(f)(4) of the Code. As used herein, the terms "gross proceeds", "nonpurpose investments" and "yield" have the meanings assigned to them for purposes of Section 148 of the Code.

         "Existing Letter of Credit" means, as of any particular time, the Letter of Credit or Alternate Credit Facility held by the Trustee at that time.

         "Extension Letter of Credit" means a Substitute Letter of Credit from the same Bank which issued the Existing Letter of Credit, substantially identical to the Existing Letter of Credit except that it has a Stated Termination Date at least one year later than that of the Existing Letter of Credit.

         "Final Determination" means a Determination of Taxability deemed final by reason of the termination or forfeiture of the Company's right under the Indenture to contest the same.

         "Government Obligations" means (a) direct obligations of the United States of America for the full and timely payment of which the full faith and credit of the United States of America is pledged, or (b) obligations issued by a Person controlled or supervised by and acting as an instrumentality of the United States of America, the full and timely payment of the principal of, premium, if any, and interest on which is fully and unconditionally guaranteed as a full faith and credit obligation by the United States of America.

         "Governmental Authority" means the United States, any state or political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

         "Holder" or "Holder of a Bond" means the Person in whose name a Bond is registered on the books kept and maintained by the Registrar for the registration and transfer of Bonds.

         "Indenture" means the Trust Indenture of even date herewith between the Issuer and the institution therein named as Trustee, as the same may hereafter be supplemented or amended.

         "Independent Engineer" means an engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of the State and not in the full-time employment of the Issuer or the Company.

         "Inducement Resolution" means the resolution adopted by the Board of Directors of the Issuer on May 30, 2000 preliminarily approving the 2002 Project and the issuance of the Bonds.

         "Initial Letter of Credit" means the initial Letter of Credit in the form attached to the Credit Agreement as Exhibit C and caused by the Company to be delivered to the Trustee on or prior to the Issue Date.

         "Interest Payment Date" means, so long as the Bonds are outstanding, the first Business Day of each March, June, September and December, commencing on the first Business Day of September, 2002.

         "Interest Rate for Advances" means the rate per annum which is two percent per annum (2%) in excess of (a), so long as Regions Bank remains the provider of the Letter of Credit, the Commercial Base Rate (as defined in the Credit Agreement), or (b), in the event an institution other than Regions Bank provides the Letter of Credit or Alternate Credit Facility, the "prime rate" as published from time to time in The Wall Street Journal.

         "Issuance Costs" means, with respect to bonds, costs associated with the issuance thereof, including, but not limited to, (a) any placement agent fee or underwriters' spread; (b) counsel fees (including Bond Counsel, underwriters' counsel, Issuer's counsel, company counsel in the case of borrowings such as those for exempt facilities, as well as any other specialized counsel fees incurred in connection with the borrowing); (c) financial advisor fees; (d) rating agency fees; (e) trustee fees; (f) paying agent and certifying and authenticating agent fees related to issuance of such obligations; (g) accountant fees; (h) printing costs (for such obligations and of any preliminary and final offering materials); (i) costs incurred in connection with the required public approval process; and (j) costs of engineering and feasibility studies necessary to the issuance of such obligations.

         "Issue Date" means the date of the initial authentication and delivery of the Bonds.

         "Issuer Documents" means, individually or collectively, as the context may require, each or all of this Second Supplemental Lease, the Indenture, the Bond Purchase Agreement, the Remarketing Agreement, the Mortgage and such other documents as the Issuer may enter into in order to consummate the transactions contemplated hereby and thereby.

         "Lease Agreement" means the Existing Lease as amended and supplemented by the Second Supplemental Lease and as the same may hereafter be further amended and supplemented.

         "Lease Term" means the duration of the leasehold estate created in the Existing Lease as amended and extended in Section 3.2 hereof.

         "Letter of Credit" means the Initial Letter of Credit and, unless the context or use indicates another or different meaning or intent, any Substitute Letter of Credit.

         "Letter of Credit Substitution Date" means any Business Day specified by the Company pursuant to Section 5.6 hereof on which the Company proposes (other than by reason of an imminent Conversion Date or Seven-Day Rate Recommencement Date (as both said terms are defined in the Indenture) or the Stated Termination Date of the Existing Letter of Credit) to furnish a Substitute Letter of Credit (other than an Extension Letter of Credit) or Alternate Credit Facility in place of the then Existing Letter of Credit.

         "Mandatory Tender" means a tender of Bonds required to be made by the provisions of the Indenture.

         "Maximum Exemption Period", as found and determined in the Abatement Agreement, means a period of ten years, expiring on the tenth anniversary of the Issue Date.

         "Moody's" means Moody's Investors Service, New York, New York.

         "Necessary Authorizations" means, with respect to any given action or effect, all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all Governmental Authorities which are necessary or required to accomplish such action or achieve such effect.

         "1997 Bonds" means the Issuer's $4,000,000 Industrial Refunding Revenue Bonds (KINPAK INC. Project) Series 1997 issued under the 1996 Indenture.

         "1996 Indenture" means the Trust Indenture dated as of December 1, 1996, as amended, between the Issuer and the 1996 Trustee, pursuant to which the 1997 Bonds were issued.

         "1996 Trustee" means Regions Bank, Montgomery, Alabama, in its capacity as trustee under the 1996 Indenture.

         "Non-Taxability Opinion" means, with respect to one or more given events or prospective events, an opinion of Bond Counsel to the effect that the occurrence of such event or events will not adversely affect the non-Taxable status of the interest on the Bonds.

         "Optional Tender" means a tender of Bonds at the option of the Holder thereof pursuant to the provisions of the Indenture.

         "Project" means the Existing Facilities as expanded and improved by the 2002 Project, consisting of the Realty, the Building and the Equipment (as the same may at any time exist), leased and to be leased to the Company pursuant to the Lease Agreement for use as manufacturing facilities for the manufacture of aftermarket products for consumer marine, recreational vehicle and automotive markets or for such other purposes as may be consistent with the provisions of the Act and the Code and permitted by the Lease Agreement.

         "Project Costs" means those costs of the 2002 Project (including expenses incurred in connection with the issuance of the Bonds as limited in
Section 2.3(n) hereof) for which payment may be made as provided herein.

         "Project Supervisor" means any agent of the Company, designated in writing by the Company, authorized to act for and on behalf of the Company in connection with any and all matters pertaining to the 2002 Project.

         "Purchase Price" means, with respect to any Bond tendered for purchase by Optional Tender or Mandatory Tender, 100% of the principal amount thereof plus accrued interest thereon, if any, from the last preceding Interest Payment Date to the Tender Date.

         "Rating Agency" means Moody's or S&P, their respective successors and assigns, and any other nationally recognized securities rating agency.

         "Realty" means the real estate and interests therein constituting the site of the Building, as described in Exhibit A hereto, less any such real estate, interests in real estate and other rights as may be released from the Lease Agreement pursuant to the provisions thereof or taken by the exercise of the power of eminent domain.

         "Rebate Fund" means the Rebate Fund created in the Indenture.

         "Registrar" means the Registrar as defined in the Indenture.

         "Related Documentation" means the documentation required to accompany a Substitute Letter of Credit or Alternate Credit Facility in accordance with the provisions of Section 5.6(d) hereof.

         "Remarketing Agent" means the Remarketing Agent appointed in accordance with the Indenture, currently, Merchant Capital, L.L.C., Montgomery, Alabama.

         "Remarketing Agreement" means the Remarketing Agreement of even date herewith among the Issuer, the Company, the Trustee and the Remarketing Agent, as the same may hereafter be amended or supplemented.

         "Rentals" means the amounts required to be paid by the Company pursuant to Section 3.3 hereof.

         "Revenues" means (a) the Basic Rent; (b) all other moneys received or to be received by the Issuer or the Trustee in respect of payment of the Basic Rent, including without limitation, moneys and investments in the Bond Fund or

Bond Purchase Fund and received by the Trustee from drawings made under the Letter of Credit or as a result of the remarketing of any Bonds, but excluding any moneys and investments in the Rebate Fund; (c) any moneys and investments in the Construction Fund; and (d) all income and profit from the investment of the foregoing moneys.

         "S&P" means Standard & Poor's, New York, New York.

         "SEC" means the Securities and Exchange Commission.

         "State" means the State of Alabama.

         "Stated Termination Date" means the date on which a Letter of Credit is stated to expire, unless extended in accordance with its terms.

         "Subsidiaries" means the following wholly-owned subsidiaries of Bio-Chem, all of which are Florida corporations: Star-Brite Distributing, Inc.; Star Brite Distributing (Canada), Inc.; and Star Brite Automotive, Inc.

         "Substitute Letter of Credit" means an irrevocable letter of credit delivered to the Trustee in substitution for the Existing Letter of Credit, in compliance with the requirements of Section 5.6(c) hereof and accompanied by the Related Documentation.

         "Taxable" means, when used in reference to Bonds, that interest thereon is includable in the gross income of any Holder thereof for any reason other than the fact that such Holder is a "substantial user" of the Project or a "related person" as those terms are used in Section 147(a) of the Code. Interest on Bonds shall not be deemed "Taxable" because interest is includable in any calculation of income for purposes of any alternative minimum tax, any foreign branch profits tax or any other type of taxation other than the regular federal tax imposed on gross income.

         "Tender Date" means any date for Optional Tender or Mandatory Tender of the Bonds, as the case may be.

         "Trustee" means the trustee at the time serving as such under the Indenture, initially Regions Bank, Montgomery, Alabama.

         "Trustee's Office" means the office from time to time designated by the Trustee, or its successor in trust, as its principal corporate trust office for purposes of discharging its trusts and duties under this Indenture, which office as of the Issue Date is located at 60 Commerce Street, Montgomery, Alabama.

         "Trustee's Time" means Central Standard Time or Central Daylight Time, as the case may be.

         "2002 Project" means a "project", within the meaning of the Act, consisting of (1) the construction of an approximately 70,000 square-foot addition to the Existing Facilities, and (2) the acquisition and installation within said addition and the Existing Facilities of new and additional manufacturing machinery and equipment.

         "Unassigned Rights" means all of the rights of the Issuer to receive payments or reimbursement pursuant to Section 3.3(c) hereof, to be held harmless and indemnified pursuant to Section 5.3 of the Original Lease, to be reimbursed for attorney's fees and expenses pursuant to Section 6.4 hereof, to receive notices under the Lease Agreement and to give or withhold consent to amendments, supplements, modifications or termination of the Lease Agreement and of the Indenture pursuant to Section 7.5 hereof and Article VII of the Indenture, respectively.

         "Underwriter" means Merchant Capital, L.L.C., Montgomery, Alabama.

         "Unimproved", when used with reference to the Realty, means any part or parts of the Realty upon the surface of which no part of the Building rests.

         Section 1.2 Interpretation. Any reference herein to the Issuer or to any member of the Board of Directors or officer thereof includes entities or officials succeeding to their respective functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

         Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Code of Alabama of 1975, or to any statute of the United States of America, includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, however, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the Issuer, the Trustee or the Company under this Second Supplemental Lease, the Bonds, the Indenture or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Debt Service in the amount and manner, at the times, and from the sources provided in the Indenture, except as permitted therein.

         Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms "hereof", "hereby", "herein", "hereto", "hereunder" and similar terms refer to this Second Supplemental Lease; and the term "hereafter" means after, and the term "heretofore" means before, the effective date of this Second Supplemental Lease. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

         Section 1.3 Captions and Headings. The captions and headings in this Second Supplemental Lease are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

                               [END OF ARTICLE I]

                                   ARTICLE II

                          REPRESENTATIONS AND COVENANTS
                          -----------------------------

         Section 2.1 Representations by the Issuer. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

               (a) The Issuer is duly incorporated under the provisions of the Act. Under the provisions of the Act the Issuer has the power to enter into the transactions contemplated by the Issuer Documents and to carry out its obligations thereunder. The Existing Facilities constitute and the 2002 Project will constitute a "project" within the meaning of the Act. The Issuer is not in default under any of the provisions contained in its Certificate of Incorporation or under the laws of the State. By proper corporate action the Issuer has duly authorized the execution, delivery and performance of the Issuer Documents.

               (b) The Issuer hereby finds and determines that the issuance of the Bonds, the construction, acquisition and installation of the 2002 Project and the continued leasing of the Project to the Company are in furtherance of the objects and purposes of the Issuer and of the Act and will promote industry, develop trade and further the use of agricultural products and natural resources of the State.

               (c) The execution, delivery and performance by the Issuer of the Issuer Documents are within the Issuer's corporate powers, and each such document, when executed and delivered, will constitute a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by the application of general principles of equity.

         Section 2.2 Representations and Covenants by the Company - General. The Company represents and covenants that:

               (a) It is a corporation for profit duly organized, validly existing and in good standing under the laws and duly qualified to transact business in the State. The Company is the wholly-owned subsidiary of Bio-Chem.

               (b) The execution, delivery and performance by the Company of the Company Documents are within the Company's powers, have been duly authorized by all necessary corporate action, and do not and will not violate the Company's Articles of Incorporation or By-Laws, both as most recently amended, any resolution or other corporate action of the Company's Board of Directors, any provision of law, any rule or regulation to which it is subject, any order of any court or other governmental agency, or any indenture, agreement or other instrument to which the Company is a party or by which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

               (c) The Company intends to operate the Project as manufacturing facilities for the manufacture of aftermarket products for consumer marine, recreational vehicle and automotive markets throughout the period the Bonds and the 1997 Bonds are outstanding and knows of no reason why the Project will not be so operated. If, in the future, there is a cessation of that operation, it will use its best efforts to resume that operation or accomplish an alternate use by the Company or others which will be consistent with the Act and the Code.

               (d) To the best of its knowledge, the Company has obtained and will use its best efforts to maintain all Necessary Authorizations for the construction, acquisition and installation of the 2002 Project, as applicable, and has obtained or will when and as necessary obtain and will use its best efforts to maintain all Necessary Authorizations for the operation of the Project and for the due execution, delivery and performance by the Company of each of the Company Documents. In particular, all building permits required for any expansion or renovation of the Building have been or will when and as necessary be obtained and, once obtained, will be maintained in full force and effect, and all utility services (including water supply, storm and sanitary sewerage, electric and telephone facilities) necessary for the expansion and operation of the Building for the intended purposes are or will be available.

               (e) Each of the Company Documents, when executed and delivered, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by the application of general principles of equity.

               (f) There is no pending or, to the best of its knowledge, threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Company or any Affiliate (i) to restrain or enjoin or seeking to restrain or enjoin the issuance or delivery of the Bonds or the collection or payment of Revenues, (ii) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds or any of the Company Documents, or (iii) in any way contesting the existence or powers of the Company.

         Section 2.3 Representations and Covenants by the Company - Tax-Related. The Company represents and covenants that:

               (a) The acquisition and construction of the 2002 Project were not commenced (within the meaning of Section 144 of the Code) prior to April 1, 2000.

               (b) Ninety-five percent (95%) or more of the net proceeds (within the meaning of the Code) of the Bonds will be used (i) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1) of the Code and (ii) to provide a "manufacturing facility", including facilities "directly related and ancillary" thereto, all within the meaning of Section 144(a)(12)(C) of the Code; provided that no proceeds expended to pay Issuance Costs in respect of the Bonds shall count as being within such 95%. The Company will not request or authorize any disbursement pursuant to Section 4.1 hereof, which, if paid, would result in less than 95% of such proceeds of the Bonds being so used.

               (c) Not more than 25% of the 95% net proceeds of the Bonds referred to in subsection (b) of this Section 2.3 will be used to provide such "directly related and ancillary" facilities, as referred to in said subsection, and all such facilities shall be located on the same site as the "manufacturing facility" referred to in said subsection.

               (d) Any office space being financed with proceeds of the Bonds is located within the Building constituting part of the Project, and not more than a de minimis amount of the functions to be performed in such space is not directly related to the day-to-day operations at the Project.

               (e) Other than the 1997 Bonds, there have never been issued any "issues of bonds" with respect to "facilities", both as described in
         Section 144(a)(2) of the Code, (i) which facilities are to be or have been used by the Company or any other "principal user" of the Project or any "related person" to the Company or such other "principal user", as such terms are used and defined in Sections 144(a)(2)(B) and 144(a)(3) of the Code, respectively, and which are located within the incorporated area of the City; and (ii) which issues of bonds would have to be taken into account in determining the aggregate face amount of the Bonds as provided in Section 144(a)(2) of the Code.

               (f) For each "test-period beneficiary" (as defined in Section 144(a)(10)(D) of the Code, and including any "related person" thereto) of the Project, the sum of (1) the aggregate authorized face amount of the Bonds and the 1997 Bonds allocated in accordance with Section 144(a)(10)(C) of the Code to such beneficiary, and (2) the aggregate outstanding principal amount of any other tax-exempt facility-related bonds as described in Section 144(a)(10)(B)(ii) of the Code, wherever and whenever issued, allocated to such beneficiary, does not exceed $40,000,000.

               (g) The Bonds are not being issued to finance facilities which are within or part of "a single building, an enclosed shopping mall or a strip of offices, stores, or warehouses using substantial common facilities" (within the meaning of Section 144(a)(9) of the Code), any other facilities within or part of which have heretofore been financed with obligations issued and still outstanding under Section 144(a) of the Code or under prior Section 103(b)(6) of the Internal Revenue Code of 1954, as amended.

               (h) In accordance with Section 147(b) of the Code, the average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being financed thereby.

               (i) None of the proceeds of the Bonds will be used to provide (i) any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box or health club facility;
         (ii) any facility primarily used for gambling; (iii) any store the principal business of which is the sale of alcoholic beverages for consumption off premises; (iv) any facilities the primary purpose of which is retail food and beverage services (except grocery stores), automobile sales or service, or the provision of recreation or entertainment; or (v) residential real property within the meaning of
         Section 144(a)(5) of the Code.

               (j) Less than 25% of the proceeds of the Bonds will be used directly or indirectly to acquire land or any interest therein, and none of the proceeds of the Bonds will be used to provide land which was, is or is to be used for farming purposes.

               (k) No portion of the proceeds of the Bonds will be used to acquire existing property or any interest therein unless such acquisition meets the requirements of Section 147(d) of the Code.

               (l) No amounts that are required to be paid to the United States pursuant to Section 407 of the Indenture will be used to make any payment to a party other than the United States through a transaction or a series of transactions that reduces the amount earned on any investment property or that results in a smaller profit or a larger loss on any investment property than would have resulted in an arm's length transaction in which the yield on the Bonds was not relevant to either party to the transaction.

                      The terms "investment property" and "yield" have the meanings assigned to them for purposes of Section 148 of the Code.

               (m) The information furnished by the Company and used by the Issuer and Bond Counsel in preparing (i) the certifications pursuant to
         Section 148 of the Code referred to in Section 5.5 hereof and (ii) the information required pursuant to Section 149(e) of the Code, is accurate and complete as of the Issue Date.

               (n) In accordance with Section 147(g) of the Code, not more than two percent (2%) of the proceeds of the Bonds shall be applied to pay Issuance Costs in respect of the Bonds, and the Company covenants to pay any such Issuance Costs in excess of such limitation from funds other than Bond proceeds.

               (o) The Bonds are not "federally guaranteed" within the meaning of Section 149(b) of the Code.

         Section 2.4 Actions under Section 144(a)(4) of the Code. The Issuer is issuing the Bonds pursuant to an election made by it, at the Company's request, under Section 144(a)(4) of the Code. In connection with that election, the Company represents and covenants that:

               (a) The sum of:

                      (i) the principal amount of the Bonds,

                      (ii) the outstanding face amount of other "issues of
               bonds", if any, referred to in Section 2.3(e) hereof, and

                      (iii) the amount of capital expenditures ("Capital
               Expenditures") with respect to "facilities" (as defined in
               Section 144(a)(4)(B) of the Code) located within the incorporated area of the City, other than capital expenditures

                           (A) mentioned in Section 144(a)(4)(C) of the Code, or

                           (B) financed or to be financed from the proceeds of
                the Bonds or the other "issues of bonds", to the extent such other issues are outstanding, referred to in clause (ii) hereof, made during the three-year period preceding the Issue Date, does not exceed $10,000,000.

            (b) During the three-year period following the Issue Date, the Company shall not make or cause or permit to be made Capital Expenditures in an amount which would cause the interest on the Bonds to become Taxable.

            (c) In the event, on account of a sublease, management contract or other agreement relating to the Project, or any portion thereof, permitted by the terms of the Lease Agreement, any Person other than the Company becomes a "principal user" of the Project (as referred to in Section 2.3(e) hereof), the Company shall promptly advise the Trustee of the identity of such Person and furnish to the Trustee a copy of such sublease, management contract or other agreement. In connection with any such sublease, management contract or other agreement, the Company will require by covenant that any sublessee, manager or user who becomes a "principal user" of the Project (and any "related person" thereto) also shall comply with the covenants set forth in subsections (a), (b) and (c) of this Section and in subsections (b), (c), (d), (i), (j) and (k) of Section 2.3 hereof as if those covenants were made herein by such sublessee, manager, user or "related person" thereto. The Company will further require that any such "principal user" who is a "test-period beneficiary" with respect to the Project (as referred to in Section 2.3(f) hereof) shall, prior to its becoming such "principal user", make to the Company and the Trustee the representation set forth in said Section 2.3(f) as to itself and any "related person" thereto.

         Section 2.5 Depreciation Method. The Company acknowledges that it is aware of the provisions of Section 168(g) of the Code and that it will comply with said provisions, if and to the extent the same are applicable.


                               [END OF ARTICLE II]

                                   ARTICLE III

                                LEASE PROVISIONS
                                ----------------

         Section 3.1 Reaffirmation of Demise. The Issuer has heretofore demised and leased the Existing Facilities to the Company, and the Issuer and the Company do hereby ratify and reaffirm the demise and lease thereof and of the 2002 Project, collectively comprising the Project, to the Company in accordance with the provisions of the Lease Agreement and upon and subject to the terms, conditions and provisions of the Lease Agreement, to each of which the Issuer and the Company and each of them do hereby separately and severally covenant and agree.

         Section 3.2 Lease Term. Section 3.2 of the Original Lease is hereby amended such that the Lease Term, which commenced (as to the Company) on or about February 27, 1996 (when the Company, through Bio-Chem, succeeded to the position of Kinark as lessee of the Initial Facilities), shall be extended to continue until midnight of June 1, 2017, subject to the provisions of the Original Lease permitting earlier termination (which are hereby reaffirmed).

         The Company has had possession of the Existing Facilities pursuant to the provisions of the Existing Lease and shall continue undisturbed in its possession of the Project pursuant to the Lease Agreement, subject to the inspection and other rights reserved therein. So long as the Company performs and observes all the covenants and agreements on its part contained in the Lease Agreement, it shall peaceably and quietly have, hold and enjoy the Project during the Lease Term subject to all the terms and provisions hereof.

         Section 3.3  Rentals.

               (a) In consideration of the lease of the Project, and in addition to and independent of the rental obligations under Section 3.3 of the Original Lease, the Company does hereby covenant and agree to pay to the Trustee, for the account of the Issuer, Basic Rent in respect of the Bonds in such amounts and at such times as shall be sufficient and timely to pay all Debt Service on or Purchase Price of such Bonds as the same shall be or become due and payable, whether at maturity, upon redemption, tender, acceleration or otherwise.

                      There shall be credited, (i) against any installment of such Basic Rent due on a Bond Payment Date in respect of Debt Service or on a Tender Date in respect of Purchase Price, any amount on deposit in the Bond Fund or the Bond Purchase Fund, respectively, by not later than 1:30 p.m. Trustee's Time on such Bond Payment Date or Tender Date, as the case may be, representing proceeds of a drawing under the Letter of Credit pursuant to the Indenture; and (ii) against any installment of such Basic Rent due on a Tender Date in respect of Purchase Price, any amount on deposit in the Bond Purchase Fund by not later than 11:00 a.m. Trustee's Time on such Tender Date representing proceeds of the remarketing of Bonds pursuant to the Indenture.

               (b) The Company reaffirms and ratifies that it remains the intention of the parties hereto that the Lease Agreement be a net lease and that, until the Bonds are fully paid, Basic Rent shall be due in such amounts and at such times as shall be required, giving effect to any credits hereinabove provided for, to pay Debt Service on and Purchase Price of the Bonds as the same shall become due and payable. Any amount of Basic Rent not timely paid shall (to the extent legally enforceable) bear interest from the due date thereof until paid at the Interest Rate for Advances.

               (c) In further consideration of the lease of the Project, the Company covenants and agrees to pay as additional Rental hereunder: (i) any and all costs and expenses incurred or to be paid by the Issuer in connection with the issuance and delivery of the Bonds or otherwise related to actions taken by the Issuer under this Second Supplemental Lease or the Indenture; and (ii) to the Trustee and the other Fiduciaries (as defined in the Indenture), their respective fees, charges and expenses for acting as such under the Indenture, as and when the same become due, provided that the Company may, without creating a default hereunder, contest in good faith the necessity for any extraordinary services or extraordinary expenses and the reasonableness of any such fees, charges or expenses.

                      Following the due date or the payment or incurring, as applicable, of any such costs, expenses or liability described in clauses (i) or (ii) above, such additional Rentals are payable upon written demand therefor, and if not paid upon such demand, shall bear interest from the due date or the date paid or incurred, as applicable, at the Interest Rate for Advances.

         Section 3.4 Obligations of Company Unconditional. The obligation of the Company to pay the Rentals (subject to its right to contest certain Rental under Section 3.3(c)(ii) hereof), to make all other payments provided for herein and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim it might otherwise have against the Issuer or any other Person. The Company will not suspend or discontinue any such payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate the Lease Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, any failure to complete the 2002 Project, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, any damage to or destruction of the Project, the invalidity of any provision of the Lease Agreement, the taking by eminent domain of title to or the right to temporary use of all or any of the Project, any change in the tax or other laws of the United States of America, the State or any political subdivision of either thereof, or any failure of the Issuer to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with the Lease Agreement. Notwithstanding the foregoing, the Company may, at its own cost and expense and in its own name or in the name of the Issuer, prosecute or defend any action or proceeding, or take any other action involving third persons which the Company deems reasonably necessary, in order to secure or protect its rights of use and occupancy and its other rights under the Lease Agreement. Nothing contained herein shall be construed to be a waiver of any rights which the Company may have against the Issuer under the Lease Agreement or under any provision of law.

         Section 3.5 Assignment of Second Supplemental Lease and Revenues; Mortgaging of Project. Except for Unassigned Rights, the Issuer has assigned its interest in and pledged any moneys receivable under this Second Supplemental Lease to the Trustee as security for payment of Debt Service on and Purchase Price of the Bonds. The Issuer has also joined in the Mortgage, for the purpose of securing the payment and performance by the Company of its obligations to the Bank under the Credit Agreement; provided that any assignment of its interest in and pledge of moneys receivable under this Second Supplemental Lease pursuant to the Mortgage shall be subordinated to the assignment and pledge to the Trustee pursuant to the Indenture. The Trustee shall have all rights and remedies herein accorded to the Issuer (except for Unassigned Rights) and any reference herein to the Issuer shall be deemed, with the necessary changes in detail, to include the Trustee, and the Trustee and the Holders are deemed to be third party beneficiaries of the covenants and agreements of the Company contained in this Second Supplemental Lease. Pursuant to Section 3.7 of the Original Lease, the Company hereby agrees and consents to the foregoing assignments and to the joining by the Issuer in the Mortgage. The remaining provisions of Section 3.7 of the Original Lease are hereby reaffirmed.

         Section 3.6 Prepayment of Rent; Redemption of Bonds. The Company shall have the right at its option to prepay at any time all or any part of the Basic Rent payable under this Second Supplemental Lease. All Basic Rent so prepaid shall be credited against future payments of Basic Rent as the same become due unless prior to the date on which such credit is to be taken the Company directs such moneys to be used to purchase or redeem Bonds in the manner and to the extent provided in the Indenture. The amount necessary to redeem Bonds shall be deemed to include, in addition to the redemption price, all expenses necessary to effect the redemption and, if all Bonds are to be redeemed, all other obligations under the Indenture, including the Trustee's and other Fiduciaries' fees, charges and expenses. The Company acknowledges that any such redemption to be effected in respect of the Bonds must be effected from a draw under the Letter of Credit, and that the Company must procure and furnish to the Issuer and the Trustee the written consent of the Bank thereto. At least 45 days prior to the proposed redemption date, the Company shall notify the Issuer and the Trustee, in writing, as to the proposed redemption, and the Issuer, upon receiving such notice, shall be obligated and hereby agrees to take all necessary action to have the payment made for the purpose of redeeming Bonds applied to the redemption of as many Bonds as such payment will permit under the redemption provisions of the Bonds and the Indenture.

         Section 3.7 Continued Applicability of Certain Provisions of Original Lease. The provisions of Section 3.5 of the Original Lease pertaining to permissible subleasing by the Company are hereby reaffirmed, with such changes to the terms used in said Section 3.5 as are necessary to encompass this Second Supplemental Lease and the Project, provided that the term "Mortgage" as used therein shall mean the Mortgage as defined herein. The provisions of Section 3.9(a) of the Original Lease pertaining to the Company's option to terminate the Lease Agreement and purchase the Project are hereby reaffirmed, provided that the term "Bonds" as used therein shall mean the 1997 Bonds and the Bonds, collectively. The provisions of Section 3.10 of the Original Lease pertaining to the Company's option to purchase any Unimproved part of the Realty are hereby reaffirmed, provided that the term "Bonds" as used therein shall mean the 1997 Bonds and the Bonds, collectively. The provisions of Sections 3.11, 3.12 and 7.2 of the Original Lease are hereby reaffirmed.

         The provisions of Sections 4.2, 4.3, 4.6 and 4.9 of the Original Lease are hereby reaffirmed, with such changes to the terms used in said Sections as are necessary to encompass the Bonds, the 2002 Project and this Second Supplemental Lease; moreover, the term "Mortgage" as used therein shall mean the Mortgage as defined herein. The provisions of Sections 4.7 of the Original Lease are still effective as to the Existing Facilities; the items comprising the 2002 Project, however, shall, under present law, and by reason of the Abatement Agreement, be exempt from all ad valorem taxation levied by the State or by any political or taxing subdivision thereof, except such taxation (if any) as is levied for educational purposes, but only until the expiration of the Maximum Exemption Period. The provisions of Section 4.8 of the Original Lease, relating to insurance required to be carried in respect of the Project, are hereby reaffirmed, with appropriate changes to terms as hereinabove described; provided, however, that the term "Bank" as used therein shall mean the Bank as defined herein; provided further, however, that the Bank shall be named as loss payee on any policy required to be carried pursuant to subsection (a) of said
Section 4.8. The provisions of Sections 4.10 and 4.11 of the Original Lease, relating to damage, destruction and condemnation and the right of the Company to purchase the Project as a result thereof, are hereby reaffirmed, again with any necessary changes in definitions to encompass this transaction; provided, however, that, so long as any of the Bonds or the 1997 Bonds remain outstanding, references in said Sections to the Trustee shall be deemed replaced by references to the Bank. The provisions of Section 4.12 of the Original Lease pertaining to additions to and removals from the Project of Equipment are hereby reaffirmed, except that the terms "Bank and "Mortgage" as used therein shall mean the Bank and the Mortgage as defined herein, respectively.

         The provisions of Sections 5.1, 5.2 and 5.3 of the Original Lease are hereby reaffirmed, with such changes to the terms used in said Sections as are necessary to encompass the 2002 Project, the Bonds and the Trustee.

         Whether or not certain provisions of the Original Lease are hereinabove enumerated, to the extent the subject matter thereof is amended or superseded by, inconsistent with or otherwise covered by provisions of this Second Supplemental Lease, the latter shall govern.


                              [END OF ARTICLE III]

                                   ARTICLE IV

                     PROVISIONS RESPECTING THE 2002 PROJECT
                     --------------------------------------

         Section 4.1 Agreement to Complete 2002 Project. Pursuant to the Inducement Resolution and the Abatement Agreement and hereby reaffirmed, the Issuer authorized the Company to commence the planning, design, construction, acquisition and installation of the elements comprising the 2002 Project. In accordance with such authorization, the Company is proceeding with such construction, acquisition and installation, which the Company shall complete as promptly as is practicable.

         Section 4.2 Issuance of Bonds; Application of Bond Proceeds; Other Incentives. In order to provide funds for payment or reimbursement of a portion of the Project Costs, the Issuer will proceed as promptly as practicable with the issuance and sale of the Bonds in the aggregate principal amount of $3,500,000, bearing interest, maturing and having the other terms and provisions set forth in the Indenture. The proceeds of sale of the Bonds shall be deposited in the Construction Fund, for application to payment or reimbursement of Project Costs, which shall, subject to any applicable restrictions or limitations prescribed under the Code, include:

               (a) The acquisition, construction and installation, as applicable, of all real or personal properties constituting a "project" within the meaning of the Act or necessary in connection therewith, including architect's and engineer's fees incidental thereto;

               (b) The purchase price of any land or any part of a building that may be acquired by purchase;

               (c) All expenses in connection with the authorization, sale and issuance of revenue bonds to finance such acquisition, construction and installation;

               (d) Interest on such revenue bonds for a reasonable time prior to, during and for a period not exceeding two years after completion of, such acquisition, construction and installation; and

               (e) Any other costs necessary or incidental for the foregoing or permitted, either expressly or impliedly, under the provisions of the Act.

Payments from the Construction Fund shall be made in all such cases only upon advance submission of each payment requisition to the Trustee bearing the written approval of the Issuer, the Company and the Bank, and subject to the requirements of the Indenture and the Credit Agreement with respect to withdrawals from the Construction Fund.

         In the event that, after reasonable request made to the Issuer by the Company, the Issuer fails or refuses to issue or execute a payment requisition for payment from the Construction Fund of any item that may under the terms of this Second Supplemental Lease be paid from the Construction Fund (including reimbursement to the Company as aforesaid), the Project Supervisor, who is hereby irrevocably appointed as agent for the Issuer for such purposes, may issue and execute, also for and in the name and behalf of the Issuer and without any approval of any officer, employee or other agent thereof, such payment requisition for payment from the Construction Fund.

         Any payment requisition for any item of Project Costs not described in, or the cost for which item is other than as described in, the information furnished by the Company pursuant to Section 2.3(m) hereof for purposes of the Issuer's preparation of Information Return Form 8038 filed by the Issuer in connection with the issuance of the Bonds as required by Section 149(e) of the Code, shall identify such items with particularity and shall be accompanied by
(i) evidence satisfactory to Bond Counsel that the average reasonably expected economic life of the facilities being financed by the Bonds is not less than 5/6ths of the average maturity of the Bonds and (ii) a Non-Taxability Opinion with respect to such disbursement.

         In the Inducement Resolution, the Issuer agreed to cooperate with the Company in applying for and obtaining any Incentives (as defined therein) for which the Company and the 2002 Project may be eligible. The Issuer hereby reaffirms such commitment and in particular agrees, when so requested by the Company, to apply for an industrial development grant in accordance with Article 2, Chapter 10, Title 41, Code of Alabama 1975, as amended. All proceeds of such a grant (if and when received) shall be deposited in the Construction Fund and shall be applied to pay or to reimburse the Company for paying such Project Costs as the Company shall requisition in accordance with the provisions hereof and of the Indenture.

         Section 4.3  Completion of the 2002 Project.

               (a) If moneys representing proceeds of the Bonds and from other sources shall be insufficient to pay fully all sums required to complete the 2002 Project, the Company shall be obligated to complete the construction, acquisition and installation of the 2002 Project at its own expense and the Company shall pay any such deficiency either by making payments directly to the construction contractor or contractors or the suppliers of materials and equipment or by paying into the Construction Fund the moneys necessary to complete the 2002 Project, in which case the Issuer will proceed to complete the 2002 Project and the cost thereof will be paid from the Construction Fund. The Company shall save the Issuer whole and harmless from any obligation to pay any amount in excess of the money available therefor in the Construction Fund. The Company shall not by reason of the payment of such excess costs from its own funds (whether by direct payment thereof or payment into the Construction Fund) be entitled to any diminution in the payment of Rentals hereunder.

               (b) The Company shall on behalf of the Issuer notify the Trustee of the Completion Date of the 2002 Project by a certificate signed by the Project Supervisor stating:

                      (i) the date on which the construction, acquisition and
               installation of the 2002 Project were substantially completed (the "Completion Date");

                      (ii) that all other facilities necessary in connection
               with the 2002 Project have been acquired, constructed, improved and equipped;

                      (iii) that the construction, acquisition and installation
               of the 2002 Project and the acquisition, construction, improvement and equipping of those other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, buildings, environmental and other similar governmental regulations;

                      (iv) that all costs of that acquisition, construction,
               improvement and equipping then or theretofore due and payable have been paid; and

                      (v) the amounts (if any) which the Trustee shall retain in the Construction Fund for the payment of Project Costs not yet due or for liabilities which the Company is contesting or which otherwise should be retained.

         Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being. The Issuer and the Company will cooperate one with the other in causing such certificate to be furnished to the Trustee.

               (c) Any moneys remaining in the Construction Fund after the Completion Date, other than amounts specified pursuant to Section 4.3(b)(v) above, shall, at the direction of the Project Supervisor, promptly be (i) used to acquire, construct, install, equip or improve such additional real or personal property in connection with the Project as is designated by the Project Supervisor and the acquisition, construction, installation, equipment and improvement of which will be permitted under the Act and the Code; (ii) paid into the Bond Fund to be applied to the payment of interest on the Bonds or the redemption of Bonds in accordance with their terms, and, until such application, to be invested as provided in Section 5.5 hereof at a yield not exceeding the yield on the Bonds; or (iii) applied to any combination of the foregoing as is provided in that direction. Any direction to apply moneys from the Construction Fund pursuant to this subsection (c) shall be accompanied by a statement of the yield at which such moneys are to be invested and for what period and by a Non-Taxability Opinion with respect to such application and further opining to the effect that such application is permitted under the Act.

               (d) Upon completion of the Project or at any time prior thereto upon the request of the Company, so long as it is not in default hereunder, the Issuer will assign to the Company all warranties and guaranties that may run to the Issuer of all contractors, subcontractors, suppliers, architects and engineers for the furnishing of labor, materials or equipment or for supervision or design in connection with the Project and any rights or causes of action against any of the foregoing.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                       ADDITIONAL AGREEMENTS AND COVENANTS
                       -----------------------------------

         Section 5.1 Obligations with Respect to Disclosure. For purposes of SEC Rule 15c2-12 (with terms used in this Section having the meanings given to them or incorporated by reference in said Rule), based on the fact that the authorized denominations of the Bonds are $100,000 and any integral multiple of $5,000 in excess thereof, the Company represents, to the best of its knowledge and belief, that the sale of the Bonds on the Issue Date is not subject to the requirements of said Rule.

         Section 5.2 Company Not to Adversely Affect Exclusion from Gross Income. The Company hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with the Issuer, for the interest on the Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any actions that would adversely affect such exclusion under the provisions of the Code.

         The Company agrees that it shall give prompt written notice to the Trustee of any event, circumstance or occurrence which to its knowledge causes or might cause a Determination of Taxability.

         Section 5.3 Covenants Under Other Company Documents. The Company shall observe and perform all covenants and agreements to be observed or performed by the Company under the other Company Documents.

         Section 5.4 Rebate Fund Calculations and Payments. Within 20 days after each Computation Date, the Company shall calculate with respect to the Bonds the amount of Excess Earnings as of that Computation Date and shall notify the Trustee of that amount, whereupon the Trustee shall notify the Company in writing of the amount then on deposit in the Rebate Fund. If such amount is less than the amount of Excess Earnings (computed by taking into account the amount or amounts, if any, previously paid to the United States pursuant to Section 407 of the Indenture and this Section), the Company shall, within five days after the date of the aforesaid notice, pay to the Trustee for deposit in the Rebate Fund an amount sufficient to cause the Rebate Fund to contain an amount equal to the Excess Earnings (computed as aforesaid); provided no such payment shall be required with respect to earnings on a bona fide debt service fund during any Bond Year when the gross earnings on such fund during the Bond Year were less than $100,000. The obligation of the Company to make such payments shall remain in effect and be binding upon the Company notwithstanding the release and discharge of the Indenture or the termination of the Lease Agreement.

         Notwithstanding the foregoing, the provisions of this Section 5.4 and
Section 407 of the Indenture shall not apply if and to the extent that the Issuer, the Company and the Trustee receive a Non-Taxability Opinion regarding the failure to comply therewith.

         Section 5.5 Investment of Fund Moneys. At the written direction of the Company, any moneys held as part of the Bond Fund and the Bond Purchase Fund (except for moneys therein (i) held pursuant to Section 403 of the Indenture, (ii) to pay Unsurrendered Bonds (as defined in the Indenture) or (iii) representing proceeds of a drawing under the Letter of Credit, which moneys shall be either held in cash and not invested or invested only in Government Obligations with a maturity of not to exceed 30 days or fewer, as needed), the Rebate Fund and the Construction Fund shall be invested or reinvested by the Trustee in Eligible Investments (as defined in the Indenture). The Company will not issue, or permit to be issued on its behalf, any instructions for the investments of any moneys in the Construction Fund, the Rebate Fund, the Bond Purchase Fund or the Bond Fund if, as a result of any such investment being made in accordance therewith, the Bonds would be considered "arbitrage bonds" within the meaning of Section 148 of the Code or "hedge bonds" within the meaning of
Section 149(g) of the Code. Additionally, the Issuer and the Company will continually comply with all provisions of the Code necessary in order to prevent the Bonds from being considered "arbitrage bonds" within the meaning of Section 148 of the Code or "hedge bonds" within the meaning of Section 149(g) of the Code.

         Any officer of the Issuer having responsibility for issuing the Bonds, in conjunction with the Company or any officer, employee or agent of or consultant to the Company, shall give an appropriate certificate of the Issuer pursuant to said Section 148 of the Code, for inclusion in the transcript of proceedings for the Bonds, setting forth the reasonable expectations of the Issuer as of the Issue Date regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based. The Company shall provide the Issuer with, and the Issuer's certificate may be premised on, a certificate of an appropriate officer, employee or agent of or consultant to the Company setting forth the reasonable expectations of the Company as of the Issue Date regarding the amount and use of the proceeds of the Bonds and the facts, estimates and circumstances on which those expectations are based.

         Section 5.6  Letter of Credit; Alternate Credit Facility.
                      -------------------------------------------

               (a) On or before the Issue Date, the Company shall cause to be delivered to the Trustee the Initial Letter of Credit. The Company may at any time and from time to time, but shall not be required to, deliver a Substitute Letter of Credit to the Trustee in substitution for the Existing Letter of Credit.

               (b) The following provisions define the Company's alternative obligations with respect to a Substitute Letter of Credit, depending on the event prompting delivery thereof:

                      (1) The Company shall give the Trustee at least 45 days'
               prior written notice of a proposed Letter of Credit Substitution Date, which notice shall specify (A) the name of the issuer of the proposed Substitute Letter of Credit, (B) the branch address, contact person and phone number with respect to such issuer, (C) any short-term or long-term ratings assigned by any Rating Agency to the obligations of such issuer, (D) the name of the counsel to such issuer which shall render the opinion required pursuant to subsection (d)(3) of this Section 5.6 and (E) the proposed Letter of Credit Substitution Date. Not fewer than 10 days prior to a proposed Letter of Credit Substitution Date, the Company shall deliver to the Trustee a binding commitment for the issuance of such Substitute Letter of Credit and the Related Documentation.

                      (2) At least 65 days prior to the Stated Termination Date
               of the Existing Letter of Credit, the Company shall, unless it has determined to let the Bonds become subject to Mandatory Tender in connection with such Stated Termination Date, furnish or cause to be furnished to the Trustee either (A) a binding commitment from the Bank for the issuance of an Extension Letter of Credit, or (B) a binding commitment for the issuance of a Substitute Letter of Credit from the issuer thereof, accompanied by the information set forth in the first sentence of subsection
               (b)(1) of this Section 5.6.

                      (3) If the Company intends that the Bonds be secured by a
               Letter of Credit following a Proposed Conversion Date (as defined in the Indenture), the Company shall, at the time it gives the notice required under Section 202(g) of the Indenture, furnish or cause to be furnished to the Trustee a binding commitment for the issuance of a Substitute Letter of Credit from the issuer thereof, accompanied by the information set forth in the first sentence of subsection (b)(1) of this Section 5.6.

               (c) Each Substitute Letter of Credit delivered to the Trustee pursuant to this Section must meet the following criteria:

                      (1) if such Substitute Letter of Credit will be effective
               during a Seven-Day Rate Period (as defined in the Indenture), such Substitute Letter of Credit shall be substantially in the same form and of the same tenor as the Initial Letter of Credit, including provision for the payment of interest on the Bonds (or the interest portion of the purchase price of Bonds tendered, or deemed tendered, for purchase) for a period of 120 days at the maximum rate per annum, specified in such Substitute Letter of Credit, at which there has been calculated the amount available to be drawn thereunder with respect to interest on the Bonds;

                      (2) if such Substitute Letter of Credit will be effective
               during a Yearly Fixed Rate Period or the Permanent Fixed Rate Period (both as defined in the Indenture), such Substitute Letter of Credit shall be substantially in the same form and of the same tenor as the Initial Letter of Credit, except that such Substitute Letter of Credit must provide for the payment of (A) interest on the Bonds (or the interest portion of the purchase price of Bonds tendered, or deemed tendered, for purchase) for a period of 120 days at the rate per annum to be borne by the Bonds during such Yearly Fixed Rate Period or Permanent Fixed Rate Period, plus (B) an amount equal to 2% of the then principal amount of the Bonds, to enable the Trustee to pay the redemption premium on the Bonds in the event of the optional redemption thereof;

                      (3) the effective date of such Substitute Letter of Credit shall be (A) the Conversion Date, (B) the first Business Day of the calendar month in which the Stated Termination Date is to occur or (C) the Letter of Credit Substitution Date (which may in no event be later than the first Business Day of the calendar month in which the Stated Termination Date is to occur), whichever shall have been the corresponding event prompting delivery of the Substitute Letter of Credit; and

                      (4) such Substitute Letter of Credit must have a Stated
               Termination Date that is not sooner than one year after its effective date.

               (d) Each Substitute Letter of Credit (other than any Extension Letter of Credit) delivered to the Trustee shall be accompanied by the following Related Documentation, if and to the extent applicable:

                      (1) written evidence from each Rating Agency (if any) that maintains a rating with respect to the Bonds of (A) the fact that such Rating Agency has reviewed the proposed Substitute Letter of Credit, (B) the rating or ratings, if any, assigned or to be assigned by such Rating Agency to the issuer of the proposed Substitute Letter of Credit and (C) the rating or ratings, if any, that such Rating Agency has assigned or would assign to the

               Bonds (if any such ratings be then sought) by reason of the substitution;

                      (2) a Non-Taxability Opinion further opining to the effect that such Substitute Letter of Credit is authorized by this Second Supplemental Lease and the Indenture; and

                      (3) an opinion of counsel for the issuer of such
               Substitute Letter of Credit to the effect that (A) such Substitute Letter of Credit is a valid, binding and enforceable obligation of the issuer thereof; (B) use of the proceeds of a drawing on such Substitute Letter of Credit to pay Debt Service on or Purchase Price of the Bonds would not constitute an avoidable preference under Section 547 of the Bankruptcy Code recoverable under Section 550 thereof in the event of the filing of a petition thereunder by or against the Company or by the Issuer; and (C) the Substitute Letter of Credit and the Bonds are not required to be registered under the Securities Act of 1933, as amended, and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

               (e) At the close of business on the effective date of any Substitute Letter of Credit, the Trustee shall return the Existing Letter of Credit to the issuer thereof, provided that any draws on such Existing Letter of Credit made on or prior to such date have been honored. Any draws that, under the terms of the Indenture, are to be made on the Letter of Credit on or prior to the effective date of a Substitute Letter of Credit shall be made under the Existing Letter of Credit. Not later than the close of business on the effective date of a Substitute Letter of Credit, the Bank shall deliver to the Trustee written evidence that all obligations of the Company to the issuer of the Existing Letter of Credit for reimbursement of amounts drawn thereunder shall have been satisfied, and upon receipt of such evidence any Bank Bonds held by the Tender Agent (as both said terms are defined in the Indenture) under the Indenture for the benefit of the issuer of the Existing Letter of Credit shall be delivered to, or upon the order of, the Company.

               (f) The Company may, at its option, provide for the delivery to the Trustee of an Alternate Credit Facility to supplement the Letter of Credit or to provide credit enhancement in place of a Letter of Credit. Any such Alternate Credit Facility shall be payable to the Trustee for the benefit of the Holders and shall have administrative provisions satisfactory to the Trustee. The preconditions for delivery of an Alternate Credit Facility shall be identical in substance to those detailed in this Section for delivery of a Substitute Letter of Credit, with such modifications, however, as shall be appropriate to comport with the form and character of the Alternate Credit Facility.

                               [END OF ARTICLE V]

                                   ARTICLE VI


                         EVENTS OF DEFAULT AND REMEDIES
                         ------------------------------

         Section 6.1 Events of Default. Each of the following shall be an Event of Default under this Second Supplemental Lease:

               (a) Failure by the Company to make when due any payment of Rentals or any other amount that has become due and payable under this Second Supplemental Lease.

               (b) Failure by the Company to observe and perform any other covenant, condition or agreement on its part to be observed or performed under this Second Supplemental Lease and continuation of such failure for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice can be corrected but not within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Company within the applicable period and diligently pursued until the failure is corrected.

               (c) The occurrence of an Event of Default under and as defined in
         (1) the Existing Lease, (2) the Indenture or (3) any other Company Document.

         Section 6.2 Remedies on Default. Whenever any such Event of Default shall have happened and be continuing, the Trustee, as assignee of the Issuer and on its behalf, or (but only as to any Unassigned Rights) the Issuer, may:

               (a) Declare all installments of Basic Rent payable under this Second Supplemental Lease for the remainder of the Lease Term to be immediately due and payable;

               (b) Re-enter and take possession of the Project, without terminating the Lease Agreement, exclude the Company from possession thereof and sublease the Project or any part thereof, for the account of the Company, holding the Company liable for the difference in the rent and other amounts payable by such sublessee and the Rentals and other amounts payable by the Company hereunder;

               (c) Terminate the Lease Agreement, exclude the Company from possession of the Project and lease the same for the account of the

         Issuer, holding the Company liable for all Rentals due up to the date such lease is made for the account of the Issuer;

               (d) Take whatever action at law or in equity may appear necessary or desirable to collect the Rentals then due, whether by declaration or otherwise, or to enforce any obligation, covenant or agreement of the Company under the Lease Agreement or imposed by any applicable law.

         The provisions of this Section are subject to the further limitation that any rescission by the Trustee, pursuant to Section 602 of the Indenture, of its declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to paragraph (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration had been made; provided, that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon; provided further, that the Issuer may, without consent of the Trustee, waive any Event of Default hereunder with respect to Unassigned Rights, and that the Trustee may not, without the written consent of the Issuer, waive any Event of Default hereunder with respect to Unassigned Rights.

         Section 6.3 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Second Supplemental Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

         Section 6.4 Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should default under any of the provisions of the Lease Agreement and the Issuer or the Trustee (in its own name or in the name and on behalf of the Issuer) should employ attorneys or incur other expenses for the collection of Rentals or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained in the Lease Agreement, the Company will on demand therefor pay to the Issuer and/or the Trustee the reasonable fees of such attorneys and such other expenses so incurred; and such amounts shall bear interest at the Interest Rate for Advances from the date of demand to the date of payment.

         Section 6.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained in the Lease Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         Section 6.6 Remedies Subject to Applicable Law. All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render the Lease Agreement invalid or unenforceable.


                               [END OF ARTICLE VI]

                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

         Section 7.1 Effect of Second Supplemental Lease. The Existing Lease, except as hereby amended and supplemented and except to the extent inconsistent herewith, shall continue in full force and effect, and no prior written or oral agreements between the Issuer and the Company relating to the acquisition, construction, equipping or leasing of the 2002 Project shall have any force or effect, with the exception, however, of the Abatement Agreement.

         Section 7.2 Execution Counterparts. This Second Supplemental Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 7.3 Binding Effect. This Second Supplemental Lease shall inure to the benefit of, and shall be binding upon, the Issuer, the Company and their respective successors and assigns.

         Section 7.4 Severability. In the event any provision of this Second Supplemental Lease shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         Section 7.5 Amendments. So long as any of the Bonds are outstanding, the Lease Agreement may be further amended only with the consent of the Bank and the Trustee and subject to the provisions of Article VII of the Indenture and the 1996 Indenture.

         Section 7.6 Notices. Unless otherwise provided herein, all notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, or sent by overnight courier service or by telegram, telefax, telex or other instantaneous transmission device, addressed as follows:

               (a) If to the Issuer, at The Industrial Development Board of the City of Montgomery, P.O. Box 79, Montgomery, Alabama 36101, Attention:
         Chairman of the Board of Directors;

               (b) If to the Trustee, (i) by mail or telegram, at Regions Bank, 60 Commerce Street, Montgomery, Alabama 36104, Attention: Corporate Trust Department; and (ii) by Telefax, at (334) 230-6150;

               (c) If to the Bank, (i) by mail or telegram, at Regions Bank, 8 Commerce Street, Montgomery, Alabama 36104, Attention: Timothy D. Riley, Vice President, with a copy to Regions Bank, 417 North 20th Street, Birmingham, Alabama 35203, Attention: International Department; and (ii) by Telefax, at (334) 832-8560, with a copy to (205) 326-7440;

               (d) If to the Remarketing Agent, (i) by mail or telegram, at Merchant Capital, L.L.C., 250 Commerce Street, Montgomery, Alabama 36104, Attention: Michael P. Dunn; and (ii) by Telefax, at (334) 269-0902; and

               (e) If to the Company, (i) by mail or telegram, at KINPAK INC., 2780 Gunter Park Drive East, Montgomery, Alabama 36109, Attention:
         Plant Manager, with a copy to Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314, Attention: Chief Financial Officer; and (ii) by Telefax, at (334) 277-2099, with a copy to (954) 587-2813.

Any of the foregoing parties may, by notice given hereunder, designate any further or different address or addresses to which subsequent notices, certificates, requests or other communications shall be sent.

         Section 7.7 Governing Law. The Lease Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

         Section 7.8 No Interest in Certain Moneys. The Company and the Issuer each acknowledges that neither the Company nor the Issuer has any interest in the proceeds of the Letter of Credit or the account of the Bond Fund or the Bond Purchase Fund into which such proceeds are deposited. Any such moneys shall be in the custody of and held by the Trustee in trust for the benefit of the Holders of the Bonds.


                              [END OF ARTICLE VII]

         IN WITNESS WHEREOF, the Issuer and the Company have caused this instrument to be duly executed and delivered as of the date first hereinabove mentioned.

                                     THE INDUSTRIAL DEVELOPMENT BOARD OF
                                     THE CITY OF MONTGOMERY


( S E A L )
                                     By: /s/ F. Berry Grant
                                        ---------------------------------------
                                         Vice Chairman of the Board of Directors

ATTEST:

/s/ [Illegible]
-------------------------
Assistant Secretary

                                     KINPAK INC.




                                     By /s/ Peter G. Dornau
                                        ----------------------------------------
                                         President

WITNESS:

/s/ [Illegible]
-------------------------
Assistant Secretary

                            ACKNOWLEDGMENT OF ISSUER
                            ------------------------

STATE OF ALABAMA           )
MONTGOMERY COUNTY    )

        I, the undersigned Notary Public in and for said County in said State, hereby certify that F. Berry Grant, whose signature as the Vice-Chairman of the Board of Directors of The Industrial Development Board of the City of Montgomery is signed to the foregoing instrument and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Board.

        Given under my hand and seal of office this  22 day of July, 2002.

                                        /s/ Roy S. Goldfinger
                                        ----------------------------------
                                        NOTARY PUBLIC, State at Large
                                        My Commission Expires: May 12, 2005

( S E A L )

                            ACKNOWLEDGMENT OF COMPANY
                            -------------------------

STATE OF ALABAMA           )
MONTGOMERY COUNTY    )

        I, the undersigned Notary Public in and for said County in said State, hereby certify that Peter G. Dornau, whose signature as President of KINPAK INC., an Alabama corporation, is signed to the foregoing instrument, and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said Trust Indenture, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

        Given under my hand and seal of office this 22 day of July, 2002.

                                        /s/ Roy S. Goldfinger
                                        ---------------------------------------
                                        NOTARY PUBLIC, State at Large
( S E A L )                             My Commission Expires: May 12, 2005

THIS INSTRUMENT PREPARED BY:
---------------------------
Roy S. Goldfinger, Esq.
Roy S. Goldfinger, P.C.
P.O. Box 231555
Montgomery, Alabama 36123-1555
(334) 395-8500

                               CONSENT OF TRUSTEE

        REGIONS BANK, in its capacity as the Trustee (as defined in the Original Lease) and by its undersigned duly authorized officer, hereby acknowledges receipt of the foregoing instrument and consents to all its terms and provisions and to the execution, delivery and recordation thereof as an amendment of the Original Lease, all pursuant to Article VII of the 1996 Indenture.

        IN WITNESS WHEREOF, REGIONS BANK has caused this consent to be executed in its name and on its behalf as of the date of the acknowledgment made below.

                                            REGIONS BANK



                                            By: /s/ Patsy Copeland
                                               --------------------------------
                                               Patsy Copeland, Vice President


                                 ACKNOWLEDGMENT
                                 --------------

STATE OF ALABAMA

MONTGOMERY COUNTY

        I, the undersigned Notary Public in and for said County in said State, hereby certify that Patsy Copeland, whose name as Vice President of Regions Bank, an Alabama banking corporation, is signed to the foregoing Consent, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument to which said Consent relates, she, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

        Given under my hand and seal of office this day of July, 2002.

                                        /s/ Roy S. Goldfinger
                                        ---------------------------------------
                                        NOTARY PUBLIC State at Large
( S E A L )                             My Commission Expires: May 12, 2005
                                                               -----------------

                                 CONSENT OF BANK

        REGIONS BANK, in its capacity as the Bank (as defined in the Original Lease) and by its undersigned duly authorized officer, hereby acknowledges receipt of the foregoing instrument and consents to all its terms and provisions and to the execution, delivery and recordation thereof as an amendment of the Original Lease, all pursuant to Article VII of the 1996 Indenture.

        IN WITNESS WHEREOF, REGIONS BANK has caused this Consent to be executed in its name and on its behalf as of the date of the acknowledgment made below.

                                            REGIONS BANK


                                            By: /s/ Timothy D. Riley
                                               ---------------------------------
                                                Timothy D. Riley, Vice President


                                 ACKNOWLEDGMENT
                                 --------------

STATE OF ALABAMA

MONTGOMERY COUNTY

        I, the undersigned Notary Public in and for said County in said State, hereby certify that Timothy D. Riley, whose name as Vice President of Regions Bank, an Alabama banking corporation, is signed to the foregoing Consent, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument to which said Consent relates, he, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

        Given under my hand and seal of office this day of July, 2002.


                                         /s/ Roy S. Goldfinger
                                        ---------------------------------------
                                        NOTARY PUBLIC State at Large
( S E A L )                             My Commission Expires: May 12, 2005

                                    EXHIBIT A

                              DESCRIPTION OF REALTY